Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation of our report dated March 29, 2005 relating to the consolidated financial statements of Vistula Communications Services, Inc. and its wholly-owned subsidiaries for the year ended December 31, 2004 included in this Form 10-KSB, into the Company’s previously filed Registration Statement on Form S-8 (File No. 333-130805).

/s/Vitale, Caturano & Company, Ltd.

VITALE, CATURANO & COMPANY, LTD.

March 29, 2006

Boston, Massachusetts